SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2002

MAGIC MEDIA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Commission File No.: 000-29921

Delaware (State or other jurisdiction of incorporation or jurisdiction)	65-0494581 (IRS Employer Identification No.)

530 North Federal Highway Fort Lauderdale, FL (Address of principal executive offices)	33301 (Zip Code)

Registrant's telephone number, including area code: (954) 764-0579

MAGICINC.COM
(Former name or former address, if changed since last report)

Item 5. Other Materially Important Events

On April 8, 2002, the board of directors approved an Amendment to the Corporation's Certificate of Incorporation changing the name of the Corporation from Magicinc.com to Magic Media Networks, Inc. The shareholders, by consent and without solicitation of proxies, also approved the Amendment.

This name change was made to more accurately reflect the Corporation's current business as a media company, as well as its strategy to expand its digital advertising network of large-screen monitors located in high-profile nightlife destinations, displaying advertiser supported entertainment.

Effective, at the opening of trading, April 15, 2002, the Corporation's new name became effective on the OTC Bulletin Board. Its stock trading symbol, "MGCN", and its CUSIP number, 5516M 20 7, remain unchanged.

Item 7. Exhibits

Exhibit 3.3 Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2002		Magic Media Networks, Inc.

	By:	/s/ Gordon Scott Venters

	Name:	Gordon Scott Venters
	Title:	President

Exhibit Index

Exhibit	Description

3.3	Certificate of Amendment of Certificate of Incorporation